SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 13, 2010

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15241 Barranca Parkway Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously announced, Cortex Pharmaceuticals, Inc. (the “Company”), pursuant to an Asset Purchase Agreement dated March 25, 2010 (the “Asset Purchase Agreement”), sold its interests in certain pharmaceutical compounds and related intellectual property (the “Asset Sale”) to Biovail Laboratories International SRL, an international society with restricted liability organized under the laws of Barbados (“Biovail”). Pursuant to the terms of the Asset Purchase Agreement, Biovail paid the Company the lump sum of $9,000,000 upon the execution of the Asset Purchase Agreement, and Biovail was also required to pay to the Company $1,000,000 upon the later of the completion of the specified transfer plan or six months following the execution of the Asset Purchase Agreement (the “Transfer Plan Payment”). In addition, the Company has the right to receive up to three milestone payments in an aggregate amount of up to $15,000,000 plus the reimbursement of certain related expenses, each conditioned upon the occurrence of particular events relating to the clinical development of certain assets acquired by Biovail in the Asset Sale. On September 13, 2010, the Company received the Transfer Plan Payment from Biovail in the amount of $1,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

Date: September 16, 2010	/S/ MARIA S. MESSINGER
Maria S. Messinger
Vice President, Chief Financial Officer
and Corporate Secretary